Exhibit 1

2019 Corporate Governance Statement Help when it matters. Westpac Banking Corporation ABN 33 007 457 141

2019 Westpac Group Corporate Governance Statement 1 Corporate governance Introduction This Corporate Governance Statement, which has been approved by the Board, describes our corporate governance framework, policies and practices as at 4 November 2019. As an overseas listed issuer in New Zealand, we are deemed to satisfy and comply with the NZX Listing Rules, provided that we remain listed on the ASX and comply with the ASX Listing Rules. The ASX, through the ASXCGC Recommendations and the NZX, through the NZX Corporate Governance Code, have adopted similar ‘comply or explain’ approaches to corporate governance. The ASXCGC Recommendations may, however, materially differ from the corporate governance rules and the principles of NZX’s Corporate Governance Code. Framework and our approach to governance Corporate governance is the framework of systems, policies and processes by which we operate, make decisions and hold people to account. The framework establishes the roles and responsibilities of Westpac’s Board and management. It also establishes the systems, policies and processes for monitoring and evaluating Board and management performance and the practices for corporate reporting, disclosure, remuneration, risk management and engagement of security holders. Our approach to corporate governance is based on a set of values and behaviours that underpin our day-to-day activities, provide transparency and fair dealing and seek to protect stakeholder interests. It includes a commitment to maintaining the highest standards of corporate governance, which Westpac sees as fundamental to the sustainability of our business and our performance. We regularly review local and global developments in corporate governance to assess their implications and to respond to changes in the operating environment. We also improve our systems, processes and policies and look to strengthen our frameworks to reflect changing expectations where appropriate. We have equity securities quoted on securities exchanges in Australia, New Zealand and the United States. United States Westpac has American Depositary Shares (ADS) representing its ordinary shares quoted on the New York Stock Exchange (NYSE), trading under the symbol WBK. Under the NYSE Listing Rules, foreign private issuers (like Westpac) are permitted to follow home country practice in respect of corporate governance in lieu of the NYSE Listing Rules. However, we are still required to comply with certain audit committee and additional notification requirements. We comply in all material respects with all NYSE Listing Rules applicable to us. Under the NYSE Listing Rules, foreign private issuers are required to disclose any significant ways in which their corporate governance practices differ from those followed by domestic US companies. We have compared our corporate governance practices to the corporate governance requirements of the NYSE Listing Rules and note the significant differences below. The NYSE Listing Rules require that, subject to limited exceptions, shareholders be given the opportunity to vote on equity compensation plans and material revisions to those plans. In Australia, there are no laws or ASX Listing Rules that require shareholder approval of equity based incentive plans or individual grants under those plans (other than for Directors, including the Chief Executive Officer (CEO)). Westpac’s employee equity plans have been disclosed in the Remuneration Report in Section 10 of the Directors’ report (located in our 2019 Annual Report), which is subject to a non-binding shareholder vote at the Annual General Meeting (AGM) and grants to our CEO are approved by shareholders. The details of grants under our equity-based incentive plans have been disclosed in Note 33 of our financial statements for the year ended 30 September 2019. The NYSE Listing Rules set out specific requirements for determining whether a director will be regarded as independent. While these requirements are broadly consistent with Westpac’s criteria for independence (described below under ‘Board, Committees and oversight of management’), under Australian independence requirements, the Board is able to apply discretion in its determination of a director’s independence that differs from the NYSE Listing Rules. The NYSE Listing Rules also provide that the Board Nominations Committee’s responsibilities should include selecting, or recommending that the Board select, the Director nominees for the next annual meeting for shareholders, and overseeing the evaluation of the Board. The Board, rather than the Board Nominations Committee, reviews and recommends the Director nominees for election at the AGM and undertakes an annual review of its performance. Australia The principal listing of Westpac ordinary shares is on the ASX, trading under the code WBC. Westpac also has hybrid securities, capital notes, senior notes and subordinated notes listed on the ASX. We comply with the ASX Corporate Governance Principles and Recommendations (third edition) (ASXCGC Recommendations) published by the ASX Limited’s Corporate Governance Council (ASXCGC). In addition, we already comply with a number of the recommendations contained in the fourth edition of the ASX Corporate Governance Principles and Recommendations. We must also comply with the Corporations Act, the Banking Act, including Part IIAA – The Banking Executive Accountability Regime amongst other laws, and, as an Authorised Deposit-taking Institution, with governance requirements prescribed by APRA under Prudential Standard CPS 510 Governance. This Corporate Governance Statement addresses each of the ASXCGC Recommendations with an explanation of our corporate governance practices, demonstrating our compliance with each Recommendation. Further details about the ASXCGC Recommendations can be found on the ASX website www.asx.com.au. New Zealand Westpac’s ordinary shares are also quoted on the NZX, which is the main board equity security market operated by NZX Limited. Westpac also has subordinated notes quoted on the NZX Debt Market.

2 2019 Westpac Group Corporate Governance Statement Corporate governance Board and Board Committee Structure ion financial statements The diagram above shows Westpac’s Board and current Board Committee structure. The structure comprises a Board with five Board Committees that oversee Westpac’s business. The Board’s responsibilities include approving and overseeing the implementation of Westpac’s strategy, approving the Group’s risk management framework, risk management strategy and risk appetite statement, and overseeing the three lines of defence model. From time to time, the Board may form other Committees or request Directors to undertake specific extra duties. In addition, from time to time, the Board participates (either directly or through representatives) in due diligence committees in relation to strategic decisions and capital and funding activities. The Board has delegated to the CEO, and through the CEO to the Executive Team, responsibility for the day-to-day management of Westpac’s business. The key functions of the Board and each of the Board Committees are outlined in this Corporate Governance Statement. All Board Committee Charters are available on our website at www.westpac.com.au/corpgov. Board Committees Delegation Assurance, Oversight through Reporting Ofcer Board Delegation Accountability Group Audit Chief Executive AccountabilityDelegat Group Executives Nominations Remuneration Risk & Compliance Provide assurance on risk components of Audit Technology Provide assurance on remuneration components of financial statements Independent Assurance External auditors External professional advice

2019 Westpac Group Corporate Governance Statement 3 Corporate governance How the Board and Committees work including oversight of management Governance and conduct focus areas In addition to the roles and responsibilities outlined in the Board Charter, this year the Board has also focused on addressing the recommendations, observations and findings of Westpac’s Culture, Governance and Accountability (CGA) self-assessment and the Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry (Royal Commission). These areas of focus include Board and executive governance, risk and compliance, customer experience, remuneration and accountability and culture. The Board has continuing oversight over the implementation of both Westpac’s Royal Commission and CGA response plans. The Board also met with representatives from the Australian Securities and Investments Commission, Australian Prudential Regulation Authority, Australian Transaction Reports and Analysis Centre and the Australian Financial Complaints Authority during the course of the year. Board of Directors Roles and responsibilities The role of the Board is to provide leadership and strategic guidance for Westpac and its related bodies corporate. The Board Charter outlines the roles and responsibilities of the Board. Key responsibilities are: • approving, and overseeing management’s implementation of, the strategic direction of Westpac Group, its business plan and significant corporate strategic initiatives; evaluating Board performance and determining Board size and composition; approving the Westpac Board Renewal Policy and the Westpac Group Remuneration Policy; selecting, appointing and determining the duration, remuneration and other terms of appointment of the CEO and Chief Financial Officer (CFO); approving individual remuneration levels for Group Executives, other executives who report directly to the CEO, any other accountable persons under the Banking Executive Accountability Regime, and any other person the Board determines; evaluating the performance of the CEO; succession planning for the CEO and Group Executives; approving the appointment of Group Executives and the General Manager Group Audit and monitoring the performance of Group Executives; approving the annual targets and financial statements and monitoring performance against forecast and prior periods; determining our dividend policy; considering and approving our overall risk management framework, approving our Group Risk Management Strategy and Group Risk Appetite Statement and monitoring the effectiveness of risk management by the Group; forming a view of our risk culture and identifying any desirable changes; considering the social, ethical and environmental impact of our activities and monitoring compliance with our sustainability policies and practices; overseeing and monitoring Workplace Health and Safety (WHS) issues in the Group and considering appropriate WHS reports and information; maintaining an ongoing dialogue with Westpac’s external auditor and, where appropriate, principal regulators; overseeing internal governance, including delegated authorities and approving policies for appointments to our controlled entity boards; and overseeing and monitoring customer complaints. • • • Delegated authority The Constitution and the Board Charter enable the Board to delegate to Committees and management. The roles and responsibilities delegated to the Board Committees are captured in the Charters of each of the five established Committees, namely: • • • • • • • • Audit; Risk & Compliance; Nominations; Remuneration; and Technology. • • The Board Charter, Board Committee Charters and the Constitution are available on our website at www.westpac.com.au/corpgov. The Delegated Authority Policy Framework outlines principles to govern decision-making within the Westpac Group, including appropriate escalation and reporting to the Board. The scope of, and limitations to, authority delegated by the Board to the CEO and through the CEO to other Group Executives, is clearly documented and covers areas such as operating and capital expenditure, funding and securitisation, and lending. These delegations balance effective oversight with appropriate empowerment and accountability of management. Any matters or transactions outside the delegations of authority given to management are required to be referred to the appropriate Board or relevant Board Committee for approval. The Executive team, Disclosure Committee and Executive Risk Committee are not Board Committees (that is, they have no delegation of authority from the Board) but sit beneath the CEO and the Board Committees to implement Board-approved strategies, policies and manage risk across the Group. • • • • • • • •

4 2019 Westpac Group Corporate Governance Statement

Corporate governance

Independence

Together, the Board members have a broad range of relevant financial and other skills and knowledge, combined with the extensive experience necessary to guide our business. Details are set out in Section 1 of the Directors' report, in our 2019 Annual Report. A skills matrix for the Board appears on page 6 of this statement.

All of our Non-executive Directors satisfy our criteria for independence, which align with the guidance provided in the ASXCGC Recommendations and the criteria applied by the NYSE and the US Securities and Exchange Commission (SEC).

The Board assesses the independence of our Directors on appointment and annually. Each Director provides an annual attestation of his or her interests and independence.

Directors are considered independent if they are independent of management and free from any business or other relationship that could materially interfere with, or reasonably be perceived to materially interfere with, the exercise of their unfettered and independent judgement. Materiality is assessed on a case by case basis by reference to each Director's individual circumstances rather than by applying general materiality thresholds.

Each Director is expected to disclose any business or other relationship that he or she has directly, or as a partner, shareholder or officer of a company or other entity that has an interest in Westpac or a related entity. The Board considers information about any such interests or relationships, including any related financial or other details, when it assesses the Director's independence.

Size and membership of Board Committees as at 30 September 2019

Committee Composition[1]

Name of Committee		Board Audit Committee	Board Risk & Compliance Committee	Board Nominations Committee	Board Remuneration Committee	Board Technology Committee
Number of Members		Minimum three members	Minimum three members	Composed of all Board Committee Chairs, Board Chairman and such other members as determined by the Board	Minimum three members	Minimum three members
Composition		All members are Independent Non-executive Directors	All members are Non-executive Directors Majority of members are Independent Non-executive Directors	All members are Independent Non-executive Directors	All members are Independent Non-executive Directors	Maximum one Executive Director All other members are Independent Non-executive Directors
Committee Chair		Chair is Independent Non-executive Director, who is not the Board Chairman	Chair is Independent Director, who is not the Board Chairman	Chair determined by the Board	Chair determined by the Board	Chair determined by the Board
Lindsay Maxsted	Chairman, Non-executive, Independent	✓	✓	**Chair** ✓		
Brian Hartzer	CEO, Executive					✓
Nerida Caesar	Non-executive, Independent		✓			✓
Ewen Crouch	Non-executive, Independent	✓	**Chair** ✓	✓	✓	
Alison Deans	Non-executive, Independent		✓	✓	✓	**Chair** ✓
Craig Dunn	Non-executive, Independent		✓	✓	**Chair** ✓	
Anita Fung	Non-executive, Independent		✓			
Steven Harker[2]	Non-executive, Independent		✓			
Peter Marriott	Non-executive, Independent	**Chair** ✓	✓	✓		✓
Peter Nash	Non-executive, Independent	✓	✓			
Margaret Seale[3]	Non-executive, Independent		✓			

1. Composition requirements for each Committee are set out in the relevant Committee Charter.
2. Steven Harker was appointed as a Member of the Board Audit Committee effective from 1 October 2019.
3. Margaret Seale was appointed as a Member of the Board Remuneration Committee effective from 1 October 2019.

2019 Westpac Group Corporate Governance Statement 5 Corporate governance Chairman The Board elects one of the independent Non-executive Directors as Chairman. Our Chairman is Lindsay Maxsted, who became Chairman on 14 December 2011. The Chairman’s role includes: Nomination and appointment As set out in its Charter, key responsibilities of the Board Nominations Committee are: • assessing the skills required to discharge competently the Board’s duties having regard to Westpac’s performance, financial position and strategic direction; developing, reviewing, assessing and recommending to the Board policies on Director tenure, Board composition and size; reviewing and making recommendations to the Board annually on diversity generally within the Group, measurable objectives for achieving diversity and progress in achieving those objectives; developing and implementing succession planning for Non-executive Directors; reviewing the process for the orientation and education of new Directors and any continuing education for existing Directors; reviewing eligibility criteria for appointing Directors; considering and recommending candidates for appointment as Directors to the Board and determining the terms and conditions (excluding remuneration) on which Non-executive Directors are appointed and hold office; considering and recommending candidates for appointment to the Boards of significant subsidiaries (including Westpac New Zealand Limited and our insurance and superannuation businesses); and reviewing and where necessary, developing the Group’s corporate governance policies to provide reasonable assurance that they meet international corporate governance standards. • providing effective leadership to the Board in relation to all Board matters; guiding the agenda and conducting all Board meetings to facilitate discussions, challenge and decision-making; in conjunction with the Company Secretaries, arranging regular Board meetings throughout the year, confirming that minutes of meetings accurately record decisions taken and, where appropriate, the views of individual Directors; overseeing the process for appraising Directors and the Board as a whole; overseeing Board succession; acting as a conduit between management and the Board, and being the primary point of communication between the Board and CEO; representing the views of the Board to the public; and taking a leading role in creating and maintaining an effective corporate governance system. • • • • • • • • • • • • • • CEO Our CEO is Brian Hartzer. The CEO’s role includes: • • leadership of the management team; developing strategic objectives for the business and achievement of planned results; and the day-to-day management of the Westpac Group’s operations, subject to the specified delegations of authority approved by the Board. • • Board skills, experience and attributes Westpac seeks to maintain a Board of Directors with a broad range of financial and other skills, experience and knowledge necessary to guide the business of the Group. In addition, Westpac seeks to maintain a diverse Board, which at a minimum, collectively has the skills and experience detailed in Figure 1 overleaf. Figure 1 also illustrates Board tenure and gender diversity. Board meetings The Board had 11 scheduled meetings for the financial year ended 30 September 2019, with additional meetings held as required. In addition to the Board considering strategic matters at each Board meeting, the Board also discusses our strategic plan and approves our overall strategic direction on an annual basis. The Board also conducts a half year review of our strategy. The Board conducts workshops on specific subjects relevant to our business and the Board throughout the year. Board meetings are characterised by robust exchanges of views between Board and management, with Directors bringing their experience and independent judgement to bear on the issues and decisions. Non-executive Directors regularly meet without management present, so that they can discuss issues appropriate to such a forum. In all other respects, senior executives are invited, where considered appropriate, to participate in Board meetings. They are also available to be contacted by Directors between meetings. Meetings attended by Directors for the financial year ended 30 September 2019 are reported in Section 9 of the Directors’ report, in our 2019 Annual Report.

6 2019 Westpac Group Corporate Governance Statement

Corporate governance

Figure 1 – Board skills, experience and attributes as at 30 September 2019

Skill	Number of Directors
STRATEGIC AND COMMERCIAL ACUMEN An ability to define strategic objectives, constructively question business plans and implement strategy using commercial judgement	11 out of 11
FINANCIAL SERVICES EXPERIENCE Experience working in, or advising the banking and financial services industry (including wealth management), with strong knowledge of its economic drivers and global business perspectives	9 out of 11
FINANCIAL ACUMEN Highly proficient in accounting or related financial management and reporting for businesses of significant size	9 out of 11
RISK Experience in anticipating, recognising and managing risks, including regulatory, financial and non-financial risks, and monitoring risk management frameworks and controls	9 out of 11
TECHNOLOGY Experience in developing or overseeing the application of technology in large complex businesses, with particular reference to innovation and the Group's digital transformation strategic priority	7 out of 11
GOVERNANCE Commitment to, and knowledge of, governance, environmental and social issues, with particular reference to the legal, compliance, regulatory and voluntary frameworks applicable to listed entities and highly regulated industries	11 out of 11
PEOPLE, CULTURE AND CONDUCT Experience in people matters including workplace cultures, morale, management development, succession and remuneration, with particular reference to the Group's talent retention and development initiatives and the ability to consider and respond to matters relating to inclusion and diversity	10 out of 11
EXECUTIVE LEADERSHIP Being appointed as CEO or a similar senior leadership role in a large complex organisation, and having experience in that position in managing the business through periods of significant change	10 out of 11
LISTED COMPANY EXPERIENCE Held two or more Non-executive Directorships on Australian or international listed companies	8 out of 11
INTERNATIONAL Senior leadership experience involving responsibility for operations across borders, and exposure to a range of political, cultural, regulatory and business environments in that position	7 out of 11
CUSTOMER FOCUS Experience in developing and overseeing the embedding of a strong customer-focused culture in large complex organisations, and a demonstrable commitment to achieving customer outcomes	7 out of 11

BOARD TENURE[1]


45%
27%
27%
BOARD TENURE
0-3 Years
3-6 Years
6-9+ Years

DIVERSITY


36%
64%
DIVERSITY
Male
Female

1. Chart does not add to 100% due to rounding.

2019 Westpac Group Corporate Governance Statement 7 Corporate governance The Board Nominations Committee considers and makes recommendations to the Board on candidates for appointment as Directors. Such recommendations pay particular attention to the mix of skills, experience, expertise, diversity, independence and other qualities of existing Directors, and how the candidate’s attributes will balance and complement those qualities and address any potential skills gaps in relation to the current composition of the Board. External consultants are used to access a wide base of potential Directors. Board appointments are also made with regard to the Group’s Service Revolution vision and three strategic priorities of: extension would benefit the Group. Such discretion will be exercised on an annual basis and the Director concerned will be required to stand for re-election annually. Director induction and continuing education All new Directors participate in an induction program to familiarise themselves with our business and strategy, culture and values and any current issues before the Board. The induction program includes meetings with the Chairman, the CEO, the Board Committee Chairs and each Group Executive. The Board encourages Directors to undertake continuing education and training to develop and maintain the skills and knowledge needed to perform their role as Directors effectively, including by participating in workshops held throughout the year, attending relevant site visits and undertaking relevant external education. • • • building our customer franchise; digital transformation; and strengthening performance disciplines.1 Prior to a Director’s appointment or consideration for election or re-election by shareholders, Westpac conducts due diligence and provides shareholders with all material information relevant to a decision on whether or not to elect or re-elect a Director. New Directors receive an induction pack which includes a letter of appointment setting out the expectations of the role, conditions of appointment including the expected term of appointment, and remuneration. This letter conforms to the ASXCGC Recommendations. Access to information and advice All Directors have unrestricted access to company records and information, and receive regular detailed financial and operational reports from senior management. Each Director also enters into an access and indemnity agreement, which among other things, provides for access to documents for up to seven years after his or her retirement as a Director. The Chairman and other Non-executive Directors regularly consult with the CEO, CFO and other senior executives, and may consult with, and request additional information from, any of our employees. All Directors have access to advice from senior internal legal advisors including the Group Executive, Legal & Secretariat. In addition, the Board collectively, and all Directors individually, have the right to seek independent professional advice, at our expense, to help them carry out their responsibilities. While the Chairman’s prior approval is needed, it may not be unreasonably withheld. Term of office The Board may appoint a new Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed fifteen Non-executive Directors and three Executive Directors. Except for the CEO, a Director appointed by the Board holds office only until the close of the next AGM but is eligible for election by shareholders at that meeting. Our Constitution states that at each AGM, one-third of eligible Directors, and any other Director who has held office for three or more years since their last election, must retire. In determining the number of Directors to retire by rotation, no account is to be taken of Directors holding casual vacancy positions or of the CEO. The Directors to retire by rotation are those who have been the longest in office. A retiring Director holds office until the conclusion of the meeting at which he or she retires but is eligible for re-election by shareholders at that meeting. The Board makes recommendations concerning the election or re-election of any Director by shareholders. In considering whether to support a candidate, the Board takes into account the results of the Board performance evaluation conducted during the year. The Westpac Board Renewal Policy limits the maximum tenure of office that any Non-executive Director other than the Chairman may serve to nine years, from the date of first election by shareholders. The maximum tenure for the Chairman is twelve years (inclusive of any term as a Director prior to being elected as Chairman), from the date of first election by shareholders. The Board, on its initiative and on an exceptional basis, may exercise discretion to extend the maximum terms specified above where it considers that such an Company Secretaries Westpac has two Company Secretaries: • The Senior Company Secretary is our Group Executive, Legal & Secretariat. The Senior Company Secretary attends Board and Board Committee meetings and is responsible for providing Directors with advice on legal and corporate governance issues. The Group Company Secretary also attends Board and Board Committee meetings and is responsible for the operation of the secretariat function, including advising the Board on governance and, in conjunction with management, giving practical effect to the Board’s decisions. The Group Company Secretary is accountable to the Board, through the Chairman, on all matters to do with the proper functioning of the Board. • Profiles of our Company Secretaries for the financial year ended 30 September 2019 are set out in Section 1 of the Directors’ report, in our 2019 Annual Report. 1.Further information about the Service Revolution and our strategic priorities is available in our 2019 Annual Report.

8 2019 Westpac Group Corporate Governance Statement Corporate governance Board Committees The Board Risk & Compliance Committee and the Board Audit Committee also refer to the Board Remuneration Committee any matters that come to their attention that are relevant, including with respect to risk adjusted remuneration. Management performance evaluations for the financial year ended 30 September 2019 were conducted following the end of the financial year. There is a further discussion on performance objectives and performance achieved in the Remuneration Report in Section 10 of the Directors’ report (which is located in our 2019 Annual Report). All new senior executives receive a letter of appointment setting out the conditions and expectations of the role, together with an extensive briefing on our strategies and operations and the respective roles and responsibilities of the Board and senior management. Composition and independence Board Committee members are chosen for the skills and experience they can contribute to the respective Board Committees and their qualifications are set out in Section 1 of the Directors’ report, in our 2019 Annual Report. The membership of each Board Committee is set out in the table entitled ‘Size and membership of Board Committees as at 30 September 2019’ in this Corporate Governance Statement. All of the Board Committees are comprised of independent Non-executive Directors, except for the Board Technology Committee, of which the CEO is a member. Operation and reporting Scheduled meetings of the Board Committees occur at least quarterly. Each member’s attendance at Board Committee meetings held during the financial year ended 30 September 2019 is reported in Section 9 of the Directors’ report, in our 2019 Annual Report. All Board Committees are able to meet more frequently as necessary. Each Board Committee is entitled to the resources and information it requires and has direct access to our employees and advisers. The CEO attends all Board Committee meetings, except where he has a material personal interest in a matter being considered. Senior executives and other selected employees are invited to attend Board Committee meetings as required. All Directors can receive all Board Committee papers and can attend any Board Committee meeting, provided there is no conflict of interest. Advisory Boards Westpac has established Advisory Boards for its operations in Asia, the Pacific, Victoria and for BankSA, to advise management on the strategies and initiatives of those businesses within the overall Group strategy. Responsibilities of the Advisory Boards include: • providing advice to management on management’s strategies and initiatives to continue to strengthen the position and identity of the business; providing advice to management of the relevant business so as to promote and preserve its distinct position and identity and align business values with those of the relevant communities served; considering and assessing reports provided by management on the health of the relevant business; acting as ambassadors for the business, including by supporting community and major corporate promotional events to assist in building relationships with the bank’s customers, local communities and the business and government sector, and advising senior management on community matters relevant to the provision of financial services in the community it serves; and alerting management to local market opportunities and issues of which Advisory Board members are aware that would enhance the provision of services to customers and potential customers and the position of the bank in its local communities. • Performance • Board, Board Committees and Directors The Board undertakes ongoing self-assessment as well as commissioning an annual performance review by an independent consultant. The review process conducted in 2019 included an assessment of the performance of the Board, the Board Committees and each Director, with outputs collected, analysed and presented to the Board. The Board discussed the results and agreed follow up actions on matters relating to Board composition, process, priorities and continuing education. The Chairman also discusses the results with individual Directors and Board Committee Chairs. The full Board (excluding the Chairman) reviews the results of the performance review of the Chairman and results are then privately discussed by the Chairman of the Board Risk & Compliance Committee with the Chairman. • • Ethical and responsible decision-making At Westpac, our vision is to become one of the world’s great service companies, helping our customers, communities and people to prosper and grow. One of the ways we seek to achieve this vision is through our core values. Westpac is also focused on the impact of its organisational culture on the Group’s operations, including its management of risk. We take an integrated approach to sustainably embedding a strong risk culture, including through leadership and communication, risk appetite and governance, risk awareness and transparency, accountability and reinforcement, and behaviours and relationships. Management The Board, in conjunction with its Board Remuneration Committee, is responsible for: • determining the goals and objectives relevant to the remuneration of the CEO, and the performance of the CEO in light of these goals and objectives; and • approving individual remuneration for Group Executives, other executives who report directly to the CEO, any other accountable persons under the Banking Executive Accountability Regime, and any other person the Board determines.

2019 Westpac Group Corporate Governance Statement 9 Corporate governance Our Values Our Values support our customer-focused strategy and are embedded in our culture. These are: The Principles apply to all Directors, employees and contractors. We also have the frameworks in place which apply to support both our Code and Principles, internally and externally across our value chain, including: • integrity – we earn trust by demonstrating the highest standards of honesty and ethical behaviour; service – we are here to help and delight our customers; one team – we collaborate to deliver the best outcomes for our customers and the company overall; courage – we challenge the status quo and find a way to make things better; and achievement – we strive for excellence and deliver results. • a range of internal guidelines, policies, frameworks, communications and training processes and tools, including an online learning module entitled ‘Doing the Right Thing’; and a range of externally-facing codes, frameworks, operating principles, policies, and position statements, addressing issues such as human rights, climate change and the environment. • • • • • The Principles are available on our website. Our values guide our behaviour and reflect our commitment to our customers, communities and each other. Key policies We have a number of key policies to manage our regulatory compliance and human resource requirements. We also subscribe to a range of external industry codes, such as the Banking Code of Practice and the ePayments Code. Our Compass Our Compass helps us navigate the world of banking, capturing Our Vision, Values, Behaviours and the non-negotiables of our Code of Conduct, to consistently guide us in everything we do. Together the four points of the Compass provide direction and support by guiding our behaviour and outlining where to turn if we need help: Code of Ethics for Senior Finance Officers The Code of Accounting Practice and Financial Reporting complements our own Code. The Code of Accounting Practice and Financial Reporting is designed to assist our CEO, CFO and other principal financial officers in applying the highest ethical standards to the performance of their duties and responsibilities with respect to accounting practice and financial reporting by requiring those officers to: • • • • Our Vision – why we are here Our Values – how we behave Our Service Promise – how we serve Our Code of Conduct – how we deliver • act honestly and ethically, particularly with respect to conflicts of interest; provide full, fair, accurate and timely disclosure in reporting and other communications; comply with applicable laws, rules and regulations; promptly report violations of the Code of Accounting Practice and Financial Reporting; and be accountable for adherence to the Code of Accounting Practice and Financial Reporting. Code of Conduct and Principles for Doing Business Our Code of Conduct (Code) describes the standards of conduct expected of our people, both employees and contractors. The seven principles making up the Code are: • • • • we act with honesty, integrity, and due skill, care and diligence; we comply with laws and with our policies; we do the right thing by our customers; we respect confidentiality and do not misuse information; we value and maintain our professionalism; we work as a team; and we manage conflicts of interest responsibly. • • • • The Code of Accounting Practice and Financial Reporting is available on our website at www.westpac.com.au/corpgov. • • • Conflicts of interest The Group has a detailed conflicts of interest framework, which includes a Group policy supported by specific divisional policies and guidelines aimed at identifying and managing actual, potential or apparent conflicts of interest. The conflicts of interest framework includes a separate Westpac Group Gifts and Hospitality Policy. This Policy provides employees with guidance to manage their obligations relating to the giving and receiving of gifts or hospitality. The Code’s guiding principles help us make the right decisions, ensuring we uphold the reputation of the Group. As employees of the banking and finance industry, we are also committed to creating greater accountability, transparency and trust with our customers and the broader community. With that in mind, the principles within our Code also reflect the community’s expectations of us, such as those outlined in the Banking and Finance Oath. The Code has the full support of the Board and the Executive Team and we take compliance with the Code very seriously. Our commitment to sustainable business practice and behaviours against which we expect to be judged in pursuit of our vision to be one of the world’s great service companies, helping our customers, communities and people to prosper and grow, is set out in our Principles for Doing Business (Principles). The Board All Directors are required to disclose any actual, potential or apparent conflicts of interest upon appointment and are required to keep these disclosures to the Board up to date. Any Director with a material personal interest in a matter being considered by the Board must declare their interest and, unless the Board resolves otherwise, may not be present during the boardroom discussions or vote on the relevant matter.

10 2019 Westpac Group Corporate Governance Statement Corporate governance Our employees and contractors We expect our employees and contractors to: When a whistleblower raises a concern they may choose to involve the Whistleblower Protection Officer, who is responsible for protecting the whistleblower against personal disadvantage as a result of making a report. We investigate reported concerns in a manner that is confidential, fair and objective. If the investigation shows that wrongdoing has occurred, we are committed to changing our processes and taking action in relation to those parties who have behaved incorrectly. Outcomes may also involve reporting the matter to relevant authorities and regulators. Relevant Board Committees are charged with overseeing Westpac’s whistleblower program and the Westpac Group Executive Risk Committee is provided with quarterly reporting on whistleblowing. These reports include a number of metrics, including statistics about concerns raised. Westpac’s Speaking Up Policy is available on our website at https://www.westpac.com.au/about-westpac/westpac-group/corporate-governance/ principles-policies/. • have in place adequate arrangements for the management of actual, potential or apparent conflicts of interest; obtain consent from senior management before accepting a directorship on the board of a non-Westpac Group company; disclose any material interests they have with our customers or suppliers to their manager and not be involved with customer relationships where they have such an interest; not participate in business activities outside their employment with us (whether as a principal, partner, director, agent, guarantor, investor or employee) without approval or when it could adversely affect their ability to carry out their duties and responsibilities; and not solicit, provide facilitation payments, accept or offer money, gifts, favours or entertainment that might influence, or might appear to influence, their business judgement. • • • • Securities trading Under the Westpac Group Securities Trading Policy, Directors, employees, secondees and contractors are prohibited from dealing in any securities and other financial products if they possess inside information. They are also prohibited from passing on inside information to others who may use that information to trade in securities. In addition, Directors and any employees, secondees or contractors (and their ‘associates’) who, because of their seniority or the nature of their position, may have access to material non-public information about Westpac (known as Prescribed Employees) are subject to further restrictions, including prohibitions on trading prior to and immediately following annual and half year results announcements. We manage and monitor these obligations through: Fit and Proper Person assessments We have a Board-approved Westpac Group Fit and Proper Policy that meets the requirements of the related APRA Prudential Standards and covers the requirements of Part IIAA of the Banking Act 1959 – The Banking Executive Accountability Regime, which applies to ADIs and their subsidiaries. In accordance with that Policy, we assess the fitness and propriety of our Directors and also of individuals who perform specified statutory roles required by APRA Prudential Standards or ASIC licensing requirements. The Chairman of the Board (and in the case of the Chairman, the Board) is responsible for assessing the Directors and Non-executive Directors of the Westpac and subsidiary Boards, Group Executives, external auditors and actuaries. A Fit and Proper Committee is responsible under delegated authority of the Westpac Board for undertaking fit and proper assessments of all other employees who hold statutory roles. In all cases, the individual is asked to provide a detailed declaration and background checks are completed. • the insider trading provisions of our Policy, which prohibit any dealing in any securities where a Director or employee has access to inside information that may affect the price of those securities; restrictions limiting the periods in which the Directors and Prescribed Employees can trade in Westpac securities and other Westpac financial products (Blackout Periods); a prohibition on short-selling Westpac securities by Directors and Prescribed Employees; requiring Directors and Prescribed Employees to either obtain approval or notify their intention to trade outside Blackout Periods and confirm that they have no inside information; monitoring the trading of Westpac securities by Directors and Prescribed Employees; maintaining a register of Prescribed Employees, which is regularly updated; notifying ASX of trades of Westpac securities by Directors of Westpac as required under the ASX Listing Rules; and forbidding employees from entering into hedging arrangements in relation to their unvested employee shares or securities, whether directly or indirectly. • Concern reporting and whistleblower protection Under the Westpac Group Speaking Up Policy, we encourage our employees, contractors, secondees, former employees, brokers, service providers (such as auditors, accountants and consultants) and our suppliers to raise any concerns about our activities or behaviours that may be unlawful or unethical. Our attitude is ‘when in doubt report’ and our senior management are committed to protecting the dignity, well-being, career and good name of anyone reporting wrongdoing, as well as providing them with the necessary support. Westpac does not tolerate retaliation or adverse action related to a whistleblowing disclosure. The Speaking Up Policy sets out how someone can raise a concern using the whistleblowing channels, including our concern reporting system ‘Concern Online’ and our Whistleblower Hotline. Both channels enable reporting on an anonymous basis. Concerns may include suspected breaches of our Code, Westpac policies or regulatory requirements. • • • • • • The Westpac Group Securities Trading Policy is available in the Corporate Governance section of our website.

2019 Westpac Group Corporate Governance Statement 11 Corporate governance Customer Advocate Westpac’s Customer Advocate provides an avenue of escalated review for complaints outcomes in relation to personal and small business customers, which is separate to our standard internal dispute resolution processes. The Customer Advocate has the power to review and make independent and binding decisions about these complaints, where customers are not satisfied with the outcome of the internal dispute resolution process. Further details on our Customer Advocate are available on our website. The objectives of the policy and the 2018-20 Inclusion & Diversity strategy are to ensure that the Group: • has a workforce profile that delivers competitive advantage through the ability to garner a deep understanding of customer needs; has a truly inclusive workplace where every individual can shine regardless of gender, cultural identity, age, work style or approach; and leverages the value of diversity for all our stakeholders to deliver the best customer experience, improved financial performance and a stronger corporate reputation. • • To achieve these objectives, the Group: Anti-Bribery and Corruption The Westpac Group has an Anti-Bribery and Corruption (ABC) Policy, an ABC Standard, and bribery prevention procedures and systems. They comprise the Westpac ABC Framework. Westpac has zero tolerance for any form of bribery and corruption. This includes a ban on facilitation payments. Westpac is committed to preventing, detecting and deterring bribery and corruption by managing its bribery and corruption risk and complying with relevant ABC legislation in all jurisdictions in which it operates, not simply because it is required to, but it is the right thing to do. This includes compliance with the Australian Criminal Code Act 1995, the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act 1977. Under the ABC Policy, Westpac expects that its officers, employees, agents, contractors, subsidiaries and third parties acting for or on behalf of Westpac will comply with all applicable ABC laws and will not offer, provide, authorise, request or receive a bribe or anything which may be viewed as a bribe. Westpac is also required to design and maintain a system of internal controls, keep accurate books and records and put in place adequate procedures to prevent bribery, which are set out in the Westpac ABC Framework. • has set Board-determined, measurable objectives for achieving gender diversity. The Board assesses annually both the objectives and progress in achieving them; assesses pay equity on an annual basis; encourages and supports the application of flexibility policies across the business; is committed to proactively assisting Aboriginal and Torres Strait Islander Australians wishing to access employment across our brands; implements our Accessibility Action Plan for employees and customers with accessibility requirements, including ensuring employment opportunities are accessible for people with a disability; and actively promotes an environment of inclusion for lesbian, gay, bisexual, transgender, intersex and queer (LGBTIQ+) employees. • • • • • The implementation of these objectives is overseen by the Westpac Group Inclusion & Diversity Council, which is chaired by the CEO and meets bi-annually. The Board, or an appropriate Board Committee, receives regular updates from the Inclusion & Diversity Council on inclusion and diversity initiatives. The creation of the Inclusion & Diversity Governance Framework has resulted in the establishment of: Slavery and Human Trafficking Westpac publishes its Slavery and Human Trafficking Statement in accordance with the Transparency in Supply Chains provision (section 54) of the UK’s Modern Slavery Act 2015 on an annual basis. The statement outlines the Group’s commitment to sustainable business practices and advancing human rights, and the steps we have taken to prevent modern slavery in our business and supply chains globally during the financial year. The statement is available on our website. • Inclusion & Diversity Business Unit Councils, chaired by the relevant Group Executive of that business unit; and the Inclusion & Diversity Working Group, consisting of appointed general manager representatives across each business unit and chaired by the Head of Inclusion & Diversity. • We continue to listen to the needs of our employees through our employee action groups and our periodic employee survey (which includes questions that constitute an ‘Inclusion Index’). Our Inclusive Leadership program ensures we are investing in the right capabilities for an inclusive culture. The majority of senior leaders and Group Executives have already completed the program and our focus is now on completion by our broader people leader group. In October 2010, the Board set an objective to increase the proportion of women in leadership roles (over 5,000 leaders from our Executive Team through to our bank managers) from 33% to 40% by 2014, which was achieved in September 2012, two years ahead of schedule. Since November 2017, Westpac has maintained 50% women in leadership roles. We continue focussing our efforts on maintaining this equality. Diversity Westpac has an Inclusion & Diversity Policy that sets out the inclusion and diversity initiatives for the Group. This is coupled with a comprehensive Inclusion & Diversity strategy to help deliver on our key priorities and actions. In this context, diversity covers both the visible and invisible differences that make our employees unique, whether that be gender, gender identity, age, ethnicity, accessibility requirements, cultural background, sexual orientation or religious beliefs, or the differences we have based on our experiences, insights and perspectives.

12 2019 Westpac Group Corporate Governance Statement Corporate governance At 30 September 2019, the proportion of women employed by the Group was as follows: Our sustainability reporting is subject to independent limited assurance, performed in accordance with the Australian Standard on Assurance Engagements 3000 Assurance Engagements Other Than Audits or Reviews of Historical Financial Information (Revised) (‘ASAE 3000’). The assurance provider also assesses whether our sustainability reporting is prepared in accordance with AA1000 AccountAbility Principles Standard (2008) and the GRI Standards. • • • Board of Directors: 36%; leadership1 roles: 50%; and total Westpac workforce: 58%. In addition to the Group’s commitment to achieving its targets, in 2015 our CEO signed up as a Pay Equity Ambassador through the Workplace Gender Equality Agency. Westpac offers a range of flexible working options for our people based on their needs, work preferences and the needs of the business. These include: Financial reporting Approach to financial reporting Our approach to financial reporting reflects three core principles: • • • • flexible work hours; mobile working; working part-time; and job sharing. • that our financial reports present a true and fair view; that our accounting methods comply with applicable accounting standards and policies; and that our external auditor is independent and serves security holders’ interests. • In addition, Westpac offers a variety of leave options that support flexibility, including parental leave, wellbeing and lifestyle leave and domestic violence support leave. In 2018 Westpac introduced new policies on Gender Transition leave, ‘Sorry Business’ Indigenous bereavement leave and extended Domestic and Family Violence leave. Further information on our inclusion and diversity programs and performance can be found on our website at https://www.westpac.com.au/about-westpac/inclusion-and-diversity/. • The Board, through the Board Audit Committee, monitors Australian and international developments relevant to these principles, and reviews our practices accordingly. The Board delegates oversight responsibility for the integrity of financial statements and financial reporting systems to the Board Audit Committee. The Board Risk & Compliance Committee provide periodic assurances and reports (as appropriate) to the Board Audit Committee. Similarly, the Board delegates oversight responsibility for the preparation of remuneration reports and disclosures to the Board Remuneration Committee, who recommend and provide relevant assurances through the Board Audit Committee to the Board for approval. Sustainability We view sustainable and responsible business practices as important for our business and shareholder value. Sustainability is about managing risks and opportunities in a way that best balances the long term needs of all our stakeholders – our customers, employees, suppliers, investors and community partners – as well as the wider community and the environment at large. Our management of sustainability aims to address the matters that we believe are the most material for our business and stakeholders, now and in the future. We also understand that this is an evolving agenda and seek to progressively embed the management of sustainability matters into business practice, while also anticipating and shaping emerging social issues where we have the skills and experience to make a meaningful difference and drive business value. Board Audit Committee As set out in its charter, key responsibilities of the Board Audit Committee are: • overseeing the integrity of the financial statements and financial reporting systems of Westpac and its related bodies corporate; overseeing the external audit engagement, including the external auditor’s qualifications, performance, independence and fees; overseeing the performance of the internal audit function; overseeing the integrity of the Group’s corporate reporting, including the Group’s financial reporting and compliance with prudential regulatory reporting and professional accounting requirements; and reviewing and approving policies and procedures for the receipt, retention and treatment of information submitted confidentially by employees and third parties about accounting, internal control, compliance, audit or other matters about which an employee has concerns, and monitoring employee awareness of these policies and procedures. • • Reporting We report on the most material sustainability matters to Westpac, details of how we manage the associated risks and opportunities and our performance against our sustainability strategy in the Annual Review and Sustainability Report, the Annual Report, the Sustainability Performance Report and the full year and half year ASX results, all of which are available on our website. • • 1.Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executives, General Managers, senior leaders with significant influence on business outcomes (direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below General Manager, and Bank and Assistant Bank Managers.

2019 Westpac Group Corporate Governance Statement 13 Corporate governance The Board Audit Committee reviews, discusses with management and the external auditor, and assesses: The Board has determined that Mr Marriott is an ‘audit committee financial expert’ and independent in accordance with US securities law. The designation of Mr Marriott as an audit committee financial expert does not impose duties, obligations or liability on him that are greater than those imposed on him as a Board Audit Committee member, and does not affect the duties, obligations or liability of any other Board Audit Committee member or Board member. Audit committee financial experts are not deemed as an ‘expert’ for any other purpose. • any significant financial reporting issues and judgements made in connection with the preparation of the financial reports; the processes used to monitor and comply with laws and regulations over financial information, reporting and disclosure; and the process surrounding the disclosures made by the CEO and CFO in connection with their personal certifications of the Group’s half year and full year financial statements. • • CEO and CFO assurance The Board receives regular reports from management about our financial condition and operational results, as well as that of our controlled entities. Before the Board approves the financial statements for a financial period, the CEO and the CFO provide formal statements to the Board, and have done so for the financial year ended 30 September 2019, that state that in all material respects: In addition, the Board Audit Committee maintains an ongoing dialogue with management, the external auditor and Group Audit, including regarding those matters that are likely to be designated as Key Audit Matters in the external auditor’s report. Key Audit Matters are those matters which, in the opinion of the external auditor, are of the most significance in their audit of the financial report. As part of its oversight responsibilities, the Board Audit Committee also conducts discussions with a wide range of internal and external stakeholders including: • Westpac’s financial records have been properly maintained in that they: – correctly record and explain its transactions, and financial position and performance; enable true and fair financial statements to be prepared and audited; and are retained for seven years after the transactions covered by the records are completed; • the external auditor, about our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures; Group Audit and the external auditor concerning their audits and any significant findings, and the adequacy of management’s responses; management and the external auditor concerning the half year and full year financial statements; management and the external auditor regarding any correspondence with regulators or government agencies, and any published reports which raise material issues or could impact on matters regarding the Westpac Group’s financial statements or accounting policies; and the Group Executive, Legal & Secretariat regarding any legal matters that may have a material impact on, or require disclosure in, the financial statements. – • – • the financial statements and notes comply with the appropriate accounting standards; the financial statements and notes give a true and fair view of Westpac’s and its consolidated entities’ financial position and of their performance; any other matters that are prescribed by the Corporations Act and regulations as they relate to the financial statements and notes are satisfied; and the declarations provided in accordance with section 295A of the Corporations Act are founded on a sound system of risk management and internal control, and that the system is operating effectively in all material respects in relation to financial reporting risks. • • • • • • Periodically, the Board Audit Committee consults with the external auditor without the presence of management about internal controls over financial information, reporting and disclosure and the fullness and accuracy of the Group’s financial statements. The Board Audit Committee also meets with the General Manager Group Audit without other members of management being present. The Board Audit Committee also refers to the Board or any other Board Committees any matters that come to the attention of the Board Audit Committee that are relevant for the Board or the respective Board Committees. External auditor The role of the external auditor is to provide an independent opinion that our financial reports are true and fair, and comply with applicable regulations. Our external auditor is PricewaterhouseCoopers (PwC), appointed by shareholders at the 2002 Annual General Meeting (AGM). Prior to 2002, individuals who were partners of PwC or its antecedent Firms were our external auditors from 1968. Our PwC lead audit partner is Lona Mathis and the quality review partner is Wayne Andrews. Ms Mathis and Mr Andrews assumed responsibility for these roles in June 2017 and January 2015, respectively. The external auditor receives all Board Audit Committee, Board Risk & Compliance Committee and Board Technology Committee papers, attends all meetings of these committees and is available to Committee members at any time. The external auditor also attends the AGM to answer questions from shareholders regarding the conduct of its audit, the audit report and financial statements and its independence. Financial knowledge The Board Audit Committee comprises five independent, Non-executive Directors and is chaired by Peter Marriott. All Board Audit Committee members have appropriate financial experience, an understanding of the financial services industry and satisfy the independence requirements under the ASXCGC Recommendations, the United States Securities Exchange Act of 1934 (as amended) and its related rules, and the NYSE Listing Rules.

14 2019 Westpac Group Corporate Governance Statement Corporate governance As our external auditor, PwC is required to confirm its independence and compliance with specified independence standards on a semi-annual basis (at half and full year), however in practice it confirms its independence on a quarterly basis. We strictly govern our relationship with the external auditor, including restrictions on employment, business relationships, financial interests and use of our financial products by the external auditor. Our Disclosure Committee is responsible for determining what information should be disclosed publicly under the policy, and for assisting employees in understanding what information may require disclosure to the market on the basis that it is price sensitive. The Disclosure Committee is comprised of the CEO and the Executive Team. The Group Executive, Legal & Secretariat is the Disclosure Officer. The Disclosure Officer is ultimately responsible for all communication with relevant stock exchanges and notifying regulators in any jurisdiction as a result of market disclosure. Once relevant information is disclosed to the market and available to investors, it is also published on our website. This includes investor discussion packs, presentations on and explanations about our financial results. Our website information also includes Annual Review and Sustainability Reports, Annual Reports, results announcements, CEO and executive briefings (including webcasts, recordings or transcripts of all major events), notices of meetings and key media releases. Engagement of the external auditor To avoid possible independence or conflict issues, the external auditor is not permitted to carry out certain types of non-audit services for Westpac and may be limited as to the extent to which it can perform other non-audit services as specified in our ‘Pre-approval of engagement of PwC for audit and non-audit services’ (Guidelines). Use of the external audit firm for any non-audit services must be assessed and approved in accordance with the pre-approval process determined by the Board Audit Committee and set out in the Guidelines. The breakdown of the aggregate fees billed by the external auditor in respect of each of the two most recent financial years for audit, audit-related, tax and other services is provided in Note 35 to our financial statements for the year ended 30 September 2019. A declaration regarding the Board’s satisfaction that the provision of non-audit services by PwC is compatible with the general standards of auditor independence is provided in Section 11 of the Directors’ report, in our 2019 Annual Report. Shareholder communication and participation We seek to keep shareholders fully informed about our strategy, business operations, performance and governance. As part of our investor relations program, we continually review our communications approach, seeking to maintain best practice and effective two-way communication with shareholders. This includes: • Designing and maintaining the Investor Centre on the Group’s website to make all relevant company information available and to structure that information in a way that makes it easy to find and access; Responding to shareholder queries directly via phone, email and mail; Preparing company presentations that seek to respond to the questions frequently asked by shareholders along with major industry and company topics of interest; and Ensuring appropriate access to all major market briefings and shareholder meetings, including via webcasts and maintaining that information on our website. Group Audit (internal audit) Group Audit is Westpac’s internal third line assurance function that provides the Board and Senior Executives with independent and objective evaluation of the adequacy and effectiveness of the Group’s governance, risk management and internal controls for the Westpac consolidated group. Group Audit is governed by a charter approved by the Board Audit Committee that sets out the purpose, role, scope and high level standards for the function. The General Manager Group Audit has a direct reporting line to the Chairman of the Board Audit Committee and an administrative line to the Chief Financial Officer. Group Audit also has unrestricted and private access to the Chief Executive Officer. Group Audit’s responsibilities include regularly reporting to the Board. • • • Shareholders can access our financial calendar which lists all major market briefings and shareholder meetings. Announcements on these events may also be made through ASX announcements. Shareholders are given the option to receive information in print or electronic format from both Westpac and its share registry. Our Annual General Meeting (AGM) is an important opportunity for engaging and communicating with shareholders, and we typically rotate the location of our AGM throughout capital cities to ensure we reach a broad range of shareholders over time. While shareholders are encouraged to attend and actively participate, the AGM is webcast and can also be viewed at a later time from our website. Shareholders who are unable to attend the AGM are able to lodge a direct vote or appoint their proxies through a number of channels, including online. At the time of receiving the Notice of Meeting, shareholders are also invited to put forward questions they would like addressed at the AGM. Market disclosure We maintain a level of disclosure that seeks to provide all investors with equal, timely, balanced and meaningful information. Consistent with these standards, the Group maintains a Board-approved Market Disclosure Policy, which governs how we communicate with our shareholders and the investment community. The policy reflects the requirements of the ASX, NZX and other offshore stock exchanges where we have disclosure obligations, as well as relevant securities and corporations legislation. Under our policy, information that a reasonable person would expect to have a material effect on the price or value of our securities must first be disclosed via the ASX unless an exception applies under regulatory requirements.

2019 Westpac Group Corporate Governance Statement 15 Corporate governance Risk management In managing its risk, the 1st Line is required to establish and maintain appropriate governance structures, controls, resources and self-assessment processes, including issue identification recording and escalation procedures. Roles and responsibilities The Board is responsible for approving the Group’s overall risk management framework, the Westpac annual Group Risk Management Strategy and the Westpac Group Risk Appetite Statement and for monitoring the effectiveness of risk management by the Westpac Group. The Board has delegated to the Board Risk & Compliance Committee responsibility to: establish a view of the Group’s current and future risk position relative to its risk appetite and capital strength; review and approve frameworks, policies and processes for managing risk; and review and, where appropriate, approve risks beyond the approval discretion provided to management. The Westpac Group Risk Management Framework, Risk Management Strategy, Risk Taxonomy and Risk Appetite Statement were reviewed by the Board Risk & Compliance Committee and were approved by the Board during the financial year ended 30 September 2019. The Board Risk & Compliance Committee reviews and monitors the risk profile and controls of the Group for consistency with the Group Risk Appetite Statement and reviews and monitors capital levels for consistency with the Group’s risk appetite. The Board Risk & Compliance Committee receives regular reports from management on the effectiveness of our management of Westpac’s material risks. More detail about the role of the Board Risk & Compliance Committee is set out later in this section under ‘Board Risk & Compliance Committee’. The CEO and Executive Team are responsible for implementing our risk management framework and risk management strategy, and for developing frameworks, policies, controls, processes and procedures for identifying and managing risk in all of Westpac’s activities. We have adopted a Three Lines of Defence model to aid in holistic end-to-end management of risk, within which all employees play an active role. This necessitates co-operation between businesses and functions, such that there are no gaps in risk coverage. Effective risk management enables us to: The 2nd Line of Defence – Risk: provides oversight, insight and control of First Line activities The 2nd Line sets frameworks, policies, limits and standards for use across the Group. Risk reviews and challenges 1st Line activities and decisions that may materiality affect Westpac’s risk position, and independently evaluates the effectiveness of the 1st Line’s controls, monitoring, compliance, and monitors progress towards mitigating risks. In addition, the 2nd Line provides insight to the 1st Line, assisting in developing, maintaining and enhancing the business’ approach to risk management. The 2nd Line analyses and reports on the aggregated risk profile of the Group to ensure end-to-end oversight of risk, and can accept risks outside of the business’ risk appetite. The 3rd Line of Defence – Provides Independent audit Group Audit is an independent assurance function that evaluates and opines on the adequacy and effectiveness of both 1st and 2nd Line risk management approaches and tracks remediation progress, with the aim of providing the Board, and Senior Executives, with comfort that the Group’s governance, risk management and internal controls are operating effectively. Our overall risk management governance structure is set out in more detail in the table ‘Risk Management Governance Structure’ included in this Corporate Governance Statement. Westpac distinguishes between different types of risk: • governance risk – the risk that the right information does not get to the right people or governance fora in the right format and timeframe to empower decision making. It is driven by organisational structures and relationships including between the Board, management, its shareholders and other stakeholders, which leads to deficient decision making, poor accountability and ineffective structures and processes; risk culture – is the risk that our culture doesn’t promote and reinforce behavioural expectations or structures to identify, understand, discuss and act on risks. This leads to ineffective risk management, poor risk awareness, risk-taking outside of risk appetite that is tolerated and a culture where key learnings are not integrated into Group-wide and customer outcomes, impeding continuous improvement; strategic risk – the risks arising from key elements of the strategic objectives and business plans; capital adequacy risk – the risk that the firm has an insufficient level or composition of capital to support its normal business activities and to meet its regulatory capital requirements under normal operating environments or stressed conditions (both actual and as defined for internal planning or regulatory testing purposes). This includes the risk from the Group’s pension plans; credit risk – the risk of financial loss where a customer or counterparty fails to meet their financial obligations to Westpac; • accurately measure our risk profile and to balance risk and reward within our risk appetite, optimising financial growth opportunities and mitigating potential loss or damage; protect Westpac Group’s depositors, policyholders, investors and counterparts by maintaining a balance sheet with sound credit quality and buffers over regulatory minimums; deliver suitable, fair and clear or transparent outcomes for our customers that support market integrity; embed adequate controls to guard against excessive risk or undue risk concentration; and meet our regulatory and compliance obligations. • • • • • • • The 1st Line of Defence – Business and Support: manages the risk they originate The 1st Line proactively identifies, evaluates, owns and manages the risks in their business/domain. It also ensures that business activities are within approved risk appetite and policies. The 1st Line of defence is accountable for ‘self-certification’. •

16 2019 Westpac Group Corporate Governance Statement Corporate governance • funding and liquidity risk – the risk that the Group cannot meet its payment obligations or that it does not have the appropriate amount, tenor or composition of funding and liquidity to support its assets; market risk – the risk of an adverse impact on earnings resulting from changes in market factors, such as foreign exchange rates, interest rates, commodity prices or equity prices. This includes interest rate risk in the banking book - the risk to interest income from a mismatch between the duration of assets and liabilities that arises in the normal course of business activities; conduct and compliance risk – the risk of failing to abide by compliance obligations required of us or otherwise failing to have behaviours and practices that deliver suitable, fair and clear outcomes for our customers and that support market integrity; operational risk – the risk of loss resulting from inadequate or failed internal processes, people and systems or from external events. This definition includes legal and regulatory risk but excludes strategic risk; cyber risk – The potential for loss or harm to the business and stakeholders related to the use of technology; reputational risk – the risk that an action, inaction, transaction, investment or event will reduce trust in the Group’s integrity and competence by clients, counterparties, investors, regulators, employees or the public; and sustainability risk – the risk of reputation or financial loss due to failure to recognise or address material existing or emerging sustainability related environmental, social or governance issues. This includes climate change related risks. As set out in its charter, the Board Risk & Compliance Committee: • assists the Board to consider and approve the Group’s overall risk framework for managing risk; reviews and recommends the Risk Management Strategy and Westpac Group Risk Appetite Statement to the Board for approval; reviews and monitors the risk profile and controls of the Group consistent with the Westpac Group Risk Appetite Statement; reviews and approves the frameworks, policies and processes for managing risk; reviews and approves the limits and conditions that apply to credit risk approval authority delegated to the CEO, CFO and CRO and any other officers of the Westpac Group to whom the Board has delegated credit approval authority; monitors changes anticipated for the economic and business environment including consideration of emerging risks and other factors considered relevant to our risk profile and risk appetite; assists the Board to make its annual declaration to APRA on risk management under APRA prudential standard CPS 220 Risk Management; reviews and where appropriate approves risks beyond the approval discretion provided to management; and assists the Board to oversee compliance management within the Group. • • • • • • • • • • • • • From the perspective of specific types of risk, the Board Risk & Compliance Committee’s role as set out in the current Committee charter has included: • • credit risk – approving key policies and limits supporting the Credit Risk Management Framework, and monitoring the risk profile, performance and management of our credit portfolio; liquidity risk – approving key policies and limits supporting the Liquidity Risk Management Framework, including our annual funding strategy, recovery and resolutions plans and monitoring the liquidity position and requirements; market risk – approving key policies and limits supporting the Market Risk Management Framework, and monitoring the market risk profile; conduct risk – reviewing and approving the Westpac Group Conduct Framework and reviewing and monitoring the performance of conduct risk management and controls; operational risk – approving key policies supporting the Operational Risk Management Framework and monitoring the performance of operational risk management and controls; compliance risk – reviewing and approving the Westpac Group Compliance Management Framework and Financial Crime Risk Management Framework, supporting policies and standards and monitoring the performance of compliance and financial crime risk management and controls; reputation risk – reviewing and approving the Reputation Risk Management Framework and reviewing and monitoring the performance of reputation risk management and controls; and sustainability risk – reviewing and approving the Sustainability Risk Management Framework. Westpac has received advanced accreditation from APRA and the RBNZ under the Basel II capital framework, and uses the Advanced Internal Ratings Based (Advanced IRB) approach for credit risk and the Advanced Measurement Approach (AMA) for operational risk when calculating regulatory capital. • • Material exposure to economic, environmental and social sustainability risks Westpac’s material exposures to economic, environmental and social sustainability risks are managed in accordance with our risk management strategy and frameworks. Further details about these risks and how Westpac manages them are referred to in our 2019 Sustainability Performance Report available on our website. • • Board Risk & Compliance Committee The Board Risk & Compliance Committee comprises all of Westpac’s independent, Non-executive Directors and is chaired by Ewen Crouch. • • •

2019 Westpac Group Corporate Governance Statement 17 Corporate governance The Board Risk & Compliance Committee also: Remuneration The Board Remuneration Committee assists the Board by ensuring that Westpac has coherent remuneration policies and practices that fairly and responsibly reward individuals having regard to performance and that reflect Westpac’s risk management framework, the law and the highest standards of governance. The Board Remuneration Committee has been in place for the whole of the financial year and is comprised of four independent Non-executive Directors and is chaired by Craig Dunn. All members of the Board Remuneration Committee are also members of the Board Risk & Compliance Committee, which assists in the integration of effective risk management into the remuneration framework. As set out in its charter, the Board Remuneration Committee: • oversees and approves the Internal Capital Adequacy Assessment Process and in doing so reviews the outcomes of Westpac Group stress testing, sets the target capital ranges for regulatory capital and reviews and monitors capital levels for consistency with the Westpac Group’s risk appetite; provides relevant periodic assurances and reports (as appropriate) to the Board Audit Committee; reviews and approves other risk management frameworks and/or the monitoring of performance under those frameworks (as appropriate); forms a view of Westpac’s risk culture and oversees the identification of, and steps taken to address, any desirable changes to risk culture and periodically reports to the Board; refers to the Board or any other Board Committees any relevant matters that come to the attention of the Board Risk & Compliance Committee; and in its capacity as the Westpac Group’s US Risk Committee, oversees the key risks, risk management framework and policies of the Group’s US operations. • • • • • reviews and makes recommendations to the Board in relation to the Westpac Group Remuneration Policy (Group Remuneration Policy) and assesses the Group Remuneration Policy’s effectiveness and its compliance with laws, regulations and prudential standards; reviews and makes recommendations to the Board in relation to the individual remuneration levels of the CEO, Non-executive Directors, Group Executives, other Executives who report directly to the CEO, any other Accountable Persons under the Banking Executive Accountability Regime, other persons whose activities in the Board Remuneration Committee’s opinion affect the financial soundness of Westpac, any person specified by APRA, and any other person the Board determines; reviews and makes recommendations to the Board in relation to the remuneration structures for each category of persons covered by the Group Remuneration Policy; reviews and makes recommendations to the Board on corporate goals and objectives relevant to the remuneration of the CEO, and the performance of the CEO in light of these objectives; reviews and makes recommendations to the Board on the short and long-term variable reward plans for Group Executives and any other Accountable Person under the Banking Executive Accountability Regime; reviews and makes recommendations to the Board in relation to approving equity based remuneration plans; and oversees general remuneration practices across the Group. • • Compliance Management Framework The Compliance Management Framework sets out our approach to managing compliance with our obligations and mitigating compliance risk. It is an integral part of the broader risk management strategy and is regularly assessed and enhanced as appropriate to ensure it responds to the internal and external environment and supports our strategic compliance direction. To proactively manage our compliance risks, our compliance objective is to: • • comply with our legal obligations, regulatory requirements, voluntary codes of practice to which we subscribe, and Group policies, including the Westpac Code of Conduct; establish frameworks, policies and processes designed to manage, monitor and report compliance and to minimise the potential for breaches, fines or penalties, or loss of regulatory accreditations; and ensure that appropriate remedial action is taken to address instances of non-compliance. • • • • • •

18 2019 Westpac Group Corporate Governance Statement Corporate governance The Board Remuneration Committee reviews and recommends to the Board the size of variable reward pools each year based on consideration of pre-determined business performance indicators and the financial soundness of Westpac. The Board Remuneration Committee also approves remuneration arrangements outside of the Group Remuneration Policy relating to individuals or groups of individuals which are significant because of their sensitivity, precedent or disclosure implications. In addition, the Board Remuneration Committee considers and evaluates the performance of senior executives when making remuneration determinations and otherwise as required. The Board Remuneration Committee also reviews and makes recommendations to the Board for the reduction of variable reward (including to zero) where: • subsequent information or circumstances indicate that all or part of the grant was not justified; or •the Board Remuneration Committee determines that an adjustment should be made as a result of risk or compliance failures, poor customer outcomes, where an Accountable Person under the Banking Executive Accountability Regime has failed to comply with their accountability obligations or any other matter it considers relevant. Independent remuneration consultants are engaged by the Board Remuneration Committee to provide information across a range of issues, including remuneration benchmarking, market practices and emerging trends and regulatory reforms. The Board Remuneration Committee seeks feedback from and considers matters raised by the Board Risk & Compliance Committee and Board Audit Committee, including with respect to remuneration outcomes, adjustments to remuneration and alignment of remuneration with the risk management framework. The Board Remuneration Committee refers to the Board and any other Board Committee any matters that come to its attention that are relevant for the Board or the respective Board Committee Further details of our remuneration framework are included in the Remuneration Report in Section 10 of the Directors’ report (which is located in our 2019 Annual Report). The Board Remuneration Committee reviews and recommends the Remuneration Report through the Board Audit Committee to the Board for approval.

2019 Westpac Group Corporate Governance Statement 19 Corporate governance Risk Management Governance Structure Westpac’s risk management governance structure is set out in the table below: Board • approves our overall risk management framework, the Westpac Group Risk Management Strategy and the Westpac Group Risk Appetite Statement; and •makes an annual declaration to APRA on risk management. Board Risk & Compliance Committee (BRCC) •assists the Board to consider and approve the Group’s overall risk framework for managing risk; • reviews and recommends the Westpac Group Risk Management Strategy and Westpac Group Risk Appetite Statement to the Board for approval; • reviews and monitors the risk profile and controls of the Group consistent with the Westpac Group Risk Appetite Statement; • reviews and approves material frameworks, policies and processes for managing risk; • reviews and approves the limits and conditions that apply to credit risk approval authority delegated to the CEO, CFO, CRO and any other officers of the Westpac Group to whom the Board has delegated credit approval authority; • monitors changes anticipated for the economic and business environment including consideration of emerging risks and other factors considered relevant to our risk profile and risk appetite; •assists the Board to make its annual declaration to APRA on risk management under APRA prudential standard CPS220 Risk Management; • reviews and where appropriate approves risks beyond the approval discretion provided to management; and •assists the Board to oversee compliance management within the Group. Other Board Committees with a risk focus Board Audit Committee •oversees the integrity of financial statements and financial reporting systems, and matters relating to taxation risks. Board Remuneration Committee •oversees remuneration policies and practices of the Westpac Group in the context that these policies and practices reflect Westpac’s risk management framework, including making recommendations to the Board for the reduction or lapsing of incentive-based equity grants to employees as a result of risk or compliance failures. Board Technology Committee •oversees the implementation of the Westpac Group’s technology strategy, including risks associated with major technology programs. Executive Team • executes the Board-approved strategy; • delivers the Westpac Group’s various strategic and performance goals within the approved risk appetite; • approves the position statements that guide the Westpac Group’s response to sustainability issues; and • monitors key risks within each business unit, capital adequacy and the Westpac Group’s reputation.

20 2019 Westpac Group Corporate Governance Statement Corporate governance Executive risk committees Westpac Group Executive Risk Committee •leads the management and oversight of material risks across the Westpac Group within the context of the risk appetite approved by the Board; •oversees the effectiveness of the Risk Management Framework and the execution of the Risk Management Strategy; • monitors and reviews the Group’s risk profile for all identified material risks; •shapes and promotes a strong risk culture; and •oversees emerging risks and allocates responsibility for assessing impacts and implementing appropriate actions to address these. Westpac Group Asset & Liability Committee •leads the optimisation of funding and liquidity risk-reward across the Group; • reviews the level and quality of capital to ensure that it is commensurate with the Group’s risk profile, business strategy and risk appetite; •oversees the Liquidity Risk Management Framework and key policies; •oversees the funding and liquidity risk profile and balance sheet risk profile; and • identifies emerging funding and liquidity risks and appropriate actions to address these. Westpac Group Credit Risk Committee • reviews and oversees the Credit Risk Management Framework and key supporting policies; •oversees Westpac’s credit risk profile; and • identifies emerging credit risks, allocates responsibility for assessing impacts, and responds as appropriate. Westpac Group Market Risk Committee • reviews and oversees the Market Risk, Equity Risk and Insurance Risk Management Frameworks and key market risk management policies; • reviews policies and limits for managing traded and non-traded market risk; and • reviews and overseas the market risk, equity risk and insurance risk profile. Westpac Group Operational Risk Committee • reviews and oversees the Operational Risk Management Frameworks and key supporting policies; •oversees Westpac’s operational risk profile; and • identifies emerging operational risks, and appropriate actions to address these. Westpac Group Remuneration Oversight Committee Some of the key responsibilities of the Westpac Group Remuneration Oversight Committee include: • supporting the CEO, Board Remuneration Committee and the Board by reviewing and approving remuneration frameworks, guidelines and short term variable reward plans underpinning the Board-approved Westpac Group Remuneration Policy from a Human Resources, Risk (including Compliance), Finance and Legal perspective and in line with external requirements; •assisting the Board Remuneration Committee and the Board in fulfilling its responsibility to oversee remuneration policies and practices of the Group in the context that these policies and practices fairly and responsibly reward individuals having regard to customer and shareholder interests, long term financial soundness and prudent risk management; • recommending to the CEO for recommendation to the Board Remuneration Committee remuneration arrangements for Responsible Persons, risk and financial control employees, Material Risk Takers and other individuals whose activities may impact the financial soundness of Westpac below the Group Executive level; and • recommending to the CEO for recommendation to the Board Remuneration Committee the criteria and rationale for determining the total quantum of the Group variable reward pool. Prudential Reporting and Compliance Committee •oversees from a Group-wide perspective, the Group’s compliance with prudential requirements and regulatory reporting; •oversees the effective management of prudential compliance breaches, incidents and issues including remediation actions; and • monitors and reviews ongoing prudential governance activities, including changes to prudential standards Reputational Risk Committee • reviews issues with material reputation risk that arise in the operations of Westpac’ business to mitigate reputation risk and detrimental customer impacts. Westpac Group Financial Crime Risk Committee •oversees Anti-Money Laundering and Counter-Terrorism Financing, Anti-Bribery and Corruption, Sanctions and Tax Transparency within the context of the risk appetite approved by the Board; • reviews and oversees the Financial Crime Management Framework, key supporting policies, programs and standards; • monitors and oversees Westpac’s financial crime risk profile; and • identifies emerging financial crime risks, and appropriate actions to address these.

2019 Westpac Group Corporate Governance Statement 21 Corporate governance Risk function Risk Function • promotes a strong risk culture; •owns the design and content of the Risk Management Framework; •defines the structure and coverage of risk appetite; •defines the annual risk strategy to execute the Risk Management Framework ensuring the management of risks in alignment with risk appetite and business strategy; • establishes risk policies, procedures and limits; •measures and reports on risk levels; and • provides oversight of and direction on the management of risks. Independent internal review Group Audit • reviews the adequacy and effectiveness of management controls over risk. Divisional business units and functions Business Units and Functions • responsible for identifying, evaluating and managing the risks that they originate within approved risk appetite and policies; and • establish and maintain appropriate risk management and compliance controls, resources and self-assessment processes.